          SECURITIES  AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                          FORM 8-K


                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934


             Date of Report:  February 23, 1996



                     UNOCAL CORPORATION
                     ------------------

   (Exact name of registrant as specified in its charter)



     Delaware                         1-8483                 95-3825062
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(State or other jurisdiction of     (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)




2141 Rosecrans Avenue, Suite 4000,  El Segundo, California      90245
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(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code:   (310)  726-7600

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ITEM 5.   OTHER EVENTS




              UNOCAL REPLACES 73% OF WORLDWIDE OIL, GAS PRODUCTION
                 IN 1995; FOREIGN PRODUCTION REPLACEMENT AT 136%



     El Segundo, Calif., Feb. 23 -- Unocal Corporation today said it replaced 73 percent of its worldwide crude oil and natural gas production in 1995 as the company continued developing its U.S. reserve inventory and focusing on long-term, high return overseas projects.

         The company said that it replaced 136 percent of its foreign production on a barrel of oil equivalent (BOE) basis, with major oil and gas additions from new and existing fields in Indonesia and Thailand and the initial booking of the company's oil reserves in Azerbaijan.

         "Our strategic focus has been on development of natural gas projects in Central and Southeast Asia, and the foreign replacement ratio is evidence of the success of that strategy," said Roger C. Beach, Unocal chairman and chief executive officer. "We are emphasizing development of known resources in areas with markets for those resources."

         Beach noted that foreign oil and gas holdings account for nearly 48 percent of the company's total reserves, compared with 45 percent a year ago. "We added more than 69 million BOE to our reserves in Indonesia," Beach said, "as a result of our highly successful exploration program there. In addition, our development and infill drilling program in Thailand added another 34 million BOE to our reserve base."

         He added that the company also booked new oil reserves in the Caspian Sea. The new reserves, classified as a purchase by the company, are associated with Unocal's 9.5 percent interest in the early oil production program with Azerbaijan from three fields in the Caspian Sea.

         "Looking forward, we expect to book additional reserves for the Yadana natural gas project Myanmar as development proceeds over the next two years," Beach said. "We're also looking ahead at additional gas reserves in Thailand once we have negotiated a sales contract for gas from the Pailin field."

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         Unocal's  domestic  oil and gas reserve base  declined,  as the company sold several producing properties in the Central U.S. and focused on developing its proved reserves inventory in the Louisiana/Gulf Coast area. "About 30 percent of our domestic proved reserves are undeveloped," Beach said, "compared with only 20 percent for our peer companies."

         Worldwide, 135 million BOE came from discoveries and extensions. More than 71 percent of these new reserves were in foreign projects. Approximately 103 million BOE, or 76 percent, of these new reserves, were natural gas.

         At year-end 1995, Unocal's worldwide crude oil, condensate and natural gas reserves totaled 1.79 billion BOE compared with 1.85 billion BOE a year before. This included 6,765 billion cubic feet of gas (bcf) -- 63% of the company's reserves, or 1.13 billion BOE -- and 667 million barrels of crude and condensate (37% of the company's reserves).

         Foreign natural gas reserves totaled 3,504 bcf, while domestic natural gas reserves were 3,261 bcf.

         Foreign crude oil and condensate reserves totaled 280 million barrels, and domestic reserves totaled 387 million barrels.

         Unocal calculates the conversion of natural gas to crude oil equivalent at the ratio of 6.0 thousand cubic feet (mcf) to one barrel. The company changed its gas conversion ratio from 5.3 mcf per barrel of crude oil to conform with accepted industry practice.


                               UNOCAL CORPORATION
                     Crude Oil and Natural Gas Reserve Data

ESTIMATED PROVED RESERVES OF CRUDE, CONDENSATE AND NATURAL GAS
----------------------------------------------------------------------------
                                  Liquids       Gas      Oil Equivalent
                                  (mmbbls)     (bcf)         (mmBOE)
----------------------------------------------------------------------------
1995 Beginning Reserves              697       6,911          1,848
----------------------------------------------------------------------------
    Discoveries and Extensions        32         617            135
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    Improved Recovery                 19          --            19
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    Revisions                          6         (35)           --
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    Purchases                         20           7             21
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    Sales                            (19)        (54)          (27)
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Total Adjustments                     58         535            148
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Production                            88         681            202
----------------------------------------------------------------------------
1996 Beginning Reserves              667       6,765          1,794
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ESTIMATED PROVED RESERVES BY GEOGRAPHIC AREA (MILLIONS OF BOE)
-------------------------------------------------------------------------------
                                                        Other
                                    U.S.    Far East   Foreign    Total
-------------------------------------------------------------------------------
1995 Beginning Reserves            1,016        679      153       1,848
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    Discoveries and extensions        39         89        7         135
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    Improved Recovery                 19         --       --          19
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    Revisions                         --         15      (15)         --
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    Purchases                         --         --       21          21
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    Sales                            (27)        --       --         (27)
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Total Adjustments                     31        104       13         148
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Production                           116         71       15         202
-------------------------------------------------------------------------------
1996 Beginning Reserves              931        712      151       1,794
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                                  SIGNATURE


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      UNOCAL CORPORATION
                                      ------------------
                                        (Registrant)






Dated:  February 23, 1996      By:     /s/  CHARLES S. MCDOWELL
------------------------              ------------------------------
                                      Charles S. McDowell,
                                      Vice President and Comptroller

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